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                                                                      EXHIBIT 12

                       SATELITES MEXICANOS, S.A. DE C.V.

          COMPUTATION OF DEFICIENCY OF EARNINGS TO COVER FIXED CHARGES
                          (IN THOUSANDS OF US DOLLARS)

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
                                                                                       PERIOD FROM
                                                                                       NOVEMBER 17,
                                                           YEARS ENDED DECEMBER 31,      1997 TO
                                                           ------------------------    DECEMBER 31,
                                                              1999          1998           1997
                                                           ----------    ----------    ------------
EARNINGS:
Loss before income tax, minority interest and
  extraordinary loss.....................................   $(40,987)     $(17,206)      $(2,003)
Add: Interest expense....................................     67,325        52,119        14,792
                                                            --------      --------       -------
  Earnings...............................................     26,338        34,910        12,789
                                                            --------      --------       -------

FIXED CHARGES:
Interest expense.........................................     67,325        52,119        14,792
Add: Capitalized interest................................      1,560        20,500         2,909
                                                            --------      --------       -------
  Fixed charges..........................................     68,885        72,619        17,701
                                                            --------      --------       -------
Deficiency of earnings to cover fixed charges............   $ 42,547      $ 37,709       $ 4,912
                                                            ========      ========       =======
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